Exhibit 99.1

First Potomac Realty Trust to be Acquired by Government Properties Income Trust

in All-Cash Deal Valued at $1.4 Billion

Transaction Follows Thorough Review Process by First Potomac Board and Management

to Maximize Shareholder Value

First Potomac Shareholders To Receive $11.15 Per Share in Cash

BETHESDA, Md., June 28, 2017 – First Potomac Realty Trust (NYSE: FPO) today announced that it has entered into a definitive merger agreement with Government Properties Income Trust (NASDAQ: GOV) under which GOV will acquire all of the outstanding shares of First Potomac. The transaction, which is valued at $1.4 billion, including the assumption of debt, is expected to close prior to year end 2017.

Under the terms of the agreement, First Potomac shareholders will receive $11.15 in cash per share at the close of the transaction. This represents a premium of approximately 9.3% to First Potomac’s 30-trading day Volume Weighted Average Price ended April 24, 2017, the last trading day before media speculation regarding a potential sale of First Potomac.

“The Board of Trustees conducted a thoughtful and comprehensive review of strategic alternatives and we are pleased to reach this agreement with GOV to maximize value for shareholders,” said Robert Milkovich, Chief Executive Officer of First Potomac Realty Trust. “Over the last 18 months we have worked diligently to refine the Company’s portfolio, strengthen the balance sheet, and enhance First Potomac’s corporate governance. This transaction and the attractive value that shareholders will receive demonstrates the successful execution of these efforts and is a testament to the dedication of First Potomac’s employees.”

The transaction is subject to customary closing conditions, including approval by First Potomac shareholders at a special meeting. The Board of Trustees of First Potomac has unanimously approved the merger agreement and has recommended approval of the merger by First Potomac’s shareholders.

Advisors

Wells Fargo Securities / Eastdil Secured is acting as exclusive financial advisor to First Potomac, and Hogan Lovells US LLP is acting as legal advisor.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. FPO common shares (NYSE: FPO) are publicly traded on the New York Stock Exchange.

Additional Information and Where to Find It

In connection with the proposed merger transaction, First Potomac Realty Trust (the “Company”) expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement, which proxy statement will be mailed or otherwise disseminated to the Company’s shareholders when it becomes available. The Company also plans to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement (if and when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company will be available free of charge on its website at www.first-potomac.com, or by directing a written request to First Potomac Realty Trust, 7600 Wisconsin Avenue, 11th Floor, Bethesda, MD 20814, Attention: Investor Relations.

The Company and its trustees and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. You can find information about the Company’s trustees and executive officers in the Company’s definitive proxy statement filed with the SEC on April 6, 2017 in connection with its 2017 annual meeting of shareholders. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from the Company using the sources indicated above.

Forward-Looking Statements

The forward-looking statements contained in this press release, including statements regarding the proposed merger transaction and the timing of such transaction, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of the Company to differ materially from future results, performance or achievements projected or contemplated in the forward-looking statements. Certain factors include, among others, the ability of the Company to obtain the required shareholder approval to consummate the proposed merger transaction; the satisfaction or waiver of other conditions in the Merger Agreement; the Company’s or GOV’s ability to consummate the proposed merger transaction; the outcome of any legal proceedings that may be instituted against the Company and others related to the Merger Agreement; the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of the Company’s and GOV’s operations will be greater than expected; operating costs and business disruption may be greater than expected; the ability of the Company, GOV, or the combined company to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the transaction; changes in general or regional economic conditions; and the impact of legislative, regulatory and competitive changes and other risk factors detailed in First Potomac’s Annual Report on Form 10-K and described from time to time in First Potomac’s filings with the SEC.

The risks set forth above are not exhaustive. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. The Company does not intend to, and expressly disclaims any duty to, update or revise the forward-looking statements in this discussion to reflect changes in underlying assumptions or factors, new information, future events or otherwise, after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should not rely upon these forward-looking statements after the date of this communication and should keep in mind that any forward-looking statement made in this discussion, or elsewhere, might not occur.

Contacts

Media:

Briean Cargill

Senior Marketing Manager

240-235-5523

bcargill@first-potomac.com

Jonathan Keehner / Joseph Sala / Julie Oakes

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Investors:

Randy Haugh

Vice President, Finance

240-235-5573

rhaugh@first-potomac.com

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